Exhibit 99.3

UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION

The following unaudited pro forma combined balance sheet is based on the historical consolidated balance sheet of OncBioMune Pharmaceuticals, Inc. and Subsidiaries (“OBMP” or “Company”) and Avant Diagnostics, Inc. (“Avant”) at March 31, 2020 after giving effect to; (1) the Asset Purchase Agreement dated May 12, 2020 between the Company and Avant which has been accounted for in substance as an asset acquisition of the Company’s net assets by Avant (the “Transaction”) in which Avant is considered the historical registrant, and for which the Company issued to Avant 1,000 shares of a newly created Series D-1 Convertible Preferred Stock of the Company (the “Series D-1 Preferred”). Upon the effectiveness of the amendment to our Articles of Incorporation, all such shares of Series D-1 Preferred issued to Avant shall automatically convert into approximately 4,441,400,000 shares of Common Stock of the Company; (2) the exchange of all of the Company’s outstanding convertible promissory notes and related warrants by the holders thereof for shares of newly created Series C-1 Convertible Preferred Stock of the Company (“Series C-1 Preferred”) and shares of Series C-2 Convertible Preferred Stock of the Company (“Series C-2 Preferred”); (3) the completion of a private placement for shares of Series C-2 Preferred for cash proceeds in aggregate of $1,075,000; and (4) the settlement and extinguishment of certain amounts of the Company’s outstanding liabilities which included the issuance of shares of a newly created Series D-2 Convertible Preferred Stock of the Company (“Series D-2 Preferred”).

The following unaudited pro forma combined financial information has been derived by the application of pro forma adjustments to the historical consolidated financial statements of the Company and Avant. The unaudited pro forma combined financial information gives effect to the Transaction between the Company and Avant, the settlement of liabilities and other transactions as if the transactions had occurred on October 1, 2018 with respect to the unaudited annual pro forma statement of operation and comprehensive loss and as of January 1, 2020 for the three months ended March 31, 2020 unaudited pro forma statement of operation and comprehensive loss and as of March 31, 2020 with respect to the unaudited pro forma combined balance sheet.

The unaudited pro forma combined financial information reflects the assumptions, reclassifications and adjustments described in the accompanying notes to the unaudited pro forma combined financial information.

A full and detailed valuation of the acquired assets and assumed liabilities of the Company is being completed and certain information and analyses are preliminary at this time. The final purchase price allocation is subject to the final determination of the fair values of acquired assets and assumed liabilities and, therefore, that allocation and the resulting effect on loss from operations may differ materially from the unaudited pro forma amounts included herein.

The historical consolidated financial information has been adjusted to give effect to estimated pro forma events that are directly attributable to the acquisition and the settlement of debt and cancellation of warrants and settlement of all other liabilities. The unaudited pro forma combined financial information does not reflect the cost of any integration activities or benefits that may result from synergies that may be derived from any integration activities. Therefore, the unaudited pro forma combined financial information should not be considered indicative of actual results that would have been achieved had the acquisition occurred on the date indicated and do not purport to indicate results of operations for any future period.

In preparing the unaudited pro forma combined financial information, the following historical information was used:

●	We have derived the Company’s historical financial data at March 31, 2020 and for the three months ended March 31, 2020 from its unaudited financial statements contained on Form 10-Q as filed with the Securities and Exchange Commission and for the year ended December 31, 2019 from its audited financial statements contained on Form 10-K as filed with the Securities and Exchange Commission; and

●	We have derived Avant’s historical restated financial statements as of March 31, 2020 and the three months ended March 31, 2020 and for the year ended September 30, 2019 from Avant’s restated financial statements contained elsewhere in this Information Statement.

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ONCBIOMUNE PHARMACEUTICALS, INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA COMBINED BALANCE SHEETS

As of March 31, 2020

	OncBiomune Pharmaceutical, Inc and Subsidiaries	Avant Diagnostics, Inc	Pro Forma		Pro Forma Combined
	March 31, 2020	March 31, 2020	Adjustments	Notes	March 31, 2020

ASSETS
CURRENT ASSETS:
Cash	$2,045	$1,208,653	$678,961	D/E	$1,889,659
Account receivable	-	17,454	-		17,454
Prepaid expenses and other current assets	27,077	150,858	-		177,935

Total Current Assets	29,122	1,376,965	678,961		2,085,048

OTHER ASSETS:
Property and equipment, net	1,381	670,119	(1,381)	F	670,119
Finance right-of-use asset, net	-	181,693	-		181,693
Operating right-of-use asset, net	-	223,456	-		223,456
Marketable securities	-	11,700	-		11,700
Security deposit	-	17,546	-		17,546

Total Assets	$30,503	$2,481,479	$677,580		$3,189,562

LIABILITIES
CURRENT LIABILITIES:
Convertible debt, net	$3,110,035	$5,259	$(3,110,035)	B	$5,259
Notes payable	538,875	40,000	(537,875)	E	41,000
Accounts payable	730,608	270,235	(709,967)	E	290,876
Accrued liabilities	1,728,635	150,386	(1,708,463)	B/E	170,558
Financing right-of-use liability	-	39,743	-		39,743
Operating right-of-use liability	-	33,001	-		33,001
Derivative liabilities	13,841,028	-	(13,841,028)	B	-
Due to related parties	375,950	-	(375,950)	E	-
Liabilities of discontinued operations	686,547	-	(285,930)	F	400,617

Total Current Liabilities	21,011,678	538,624	(20,569,248)		981,054

LONG TERM LIABILITIES:
Financing right-of-use liability	-	157,876	-		157,876
Operating right-of-use liability	-	195,772	-		195,772

	-	353,648	-		353,648

Total Liabilities	21,011,678	892,272	(20,569,248)		1,334,702

STOCKHOLDERS’ DEFICIT:
Preferred stock	-	32,356	(32,355)	A/B/C/D/E/F	1
Common stock	93	2	-	F	95
Common stock issuable	2	-	(2)	F	-
Additional paid-in capital	10,682,350	40,612,852	(10,384,435)	A/B/C/D/E/F	40,910,767
Accumulated deficit	(31,663,620)	(39,056,003)	31,663,620	F	(39,056,003)

Total Stockholders’ Deficit	(20,981,175)	1,589,207	21,246,828		1,854,860

Total Liabilities and Stockholders’ Deficit	$30,503	$2,481,479	$677,580		$3,189,562

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ONCBIOMUNE PHARMACEUTICALS, INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA COMBINED STATEMENTS OF OPERATIONS

	OncBiomune Pharmaceutical, Inc and Subsidiaries	Avant Diagnostics, Inc		OncBiomune Pharmaceutical, Inc and Subsidiaries	Avant Diagnostics, Inc
	For the Three Months Ended			For the Year Ended
	March 31, 2020	March 31, 2020	Pro Forma Combined	December 31, 2019	September 30, 2019	Pro Forma Combined

REVENUES	$-	$51,010	$51,010	$-	$-	$-

COST OF REVENUES	-	15,999	15,999	-	-	-

GROSS LOSS	-	35,011	35,011	-	-	-

OPERATING EXPENSES:
Professional fees	213,394	29,827	243,221	566,216	455,893	1,022,109
Consulting fee - related party	-	10,225	10,225	-	235,392	235,392
Compensation expense	69,140	260,511	329,651	846,240	375,712	1,221,952
Research and development expense	3,308	12,850	16,158	166,720	51,546	218,266
Selling, general and administrative expenses	38,368	215,959	254,327	189,393	366,592	555,985

Total Operating Expenses	324,210	529,372	853,582	1,768,569	1,485,135	3,253,704

LOSS FROM OPERATIONS	(324,210)	(494,361)	(818,571)	(1,768,569)	(1,485,135)	(3,253,704)

OTHER INCOME (EXPENSE):
Interest (expense) income	(383,713)	(7,669)	(391,382)	(1,795,398)	(66,799)	(1,862,197)
Derivative expense	(4,373,169)	-	(4,373,169)	(5,760,902)	-	(5,760,902)
Gain on debt extinguishment	7,380	-	7,380	(77,375)	-	(77,375)
Unrealized gain (loss) on marketable securities	-	(1,400)	(1,400)	-	(30,100)	(30,100)
Legal settlement	-	-	-	-	(15,800)	(15,800)

Total Other Income (Expense)	(4,749,502)	(9,069)	(4,758,571)	(7,633,675)	(112,699)	(7,746,374)

NET LOSS	$(5,073,712)	$(503,430)	$(5,577,142)	$(9,402,244)	$(1,597,834)	$(11,000,078)

NET LOSS PER COMMON SHARE:
Basic	$(5.73)		$(6.30)	$(19.00)		$(22.23)
Diluted	$(5.73)		$(6.30)	$(19.00)		$(22.23)

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic	884,857		884,857	494,843		494,843
Diluted	884,857		884,857	494,843		494,843

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ONCBIOMUNE PHARMACEUTICALS, INC. AND SUBSIDIARIES

NOTES TO THE UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION

March 31, 2020

(Unaudited)

Note 1: Basis of Presentation

On June 5, 2020, following the consummation of the transactions in the Asset Purchase Agreement, OncBioMune Pharmaceuticals, Inc. and Subsidiaries (“OBMP” or “Company”) acquired substantially all of the assets of Avant and assume certain of its liabilities (the “Asset Sale Transaction”). Upon the terms and subject to the conditions of the Asset Purchase Agreement, Avant agreed to sell to the Company all of Avant’s title and interest in, to and under all of the assets, properties and rights of every kind and nature, whether real, personal or mixed, tangible or intangible (including goodwill), wherever located and whether now existing or hereafter acquired, except for the specific excluded assets, which relate to, or are used or held for use in connection with, Avant’s business. The Company also agreed to hire all Avant’s employees upon consummation of the Asset Sale Transaction. It is intended that both the business of Avant and the Company will continue. As consideration for the Asset Sale Transaction, the Company issued to Avant 1,000 shares of a newly created Series D-1 Preferred. Upon the effectiveness of the amendment to the Company’s Articles of Incorporation, all such shares of Series D-1 Preferred issued to Avant shall automatically convert into approximately 4,441,400,000 shares of Common Stock of the Company. The Series D-1 Convertible Preferred stock holds approximately 54.55% of all voting rights on an as-converted basis with the common stock. Avant possess majority voting control of the Company immediately following the Asset Sale Transaction and controlled the Company’s Board of Directors after the termination of the ten-day waiting period required by Rule 14f-1 under the Exchange Act. The Asset Sale Transaction was accounted for in substance as an asset acquisition of the Company’s net assets by Avant (the “Transaction”) where Avant is considered the historical registrant and the historical operations presented will be those of Avant since Avant obtained 54.55% majority voting control of the Company (see Note 2).

Immediately prior to the Asset Sale Transaction, the Company; (i) exchanged all of its outstanding convertible promissory notes and related warrants held by the holders thereof for shares of newly created Series C-1 Preferred; (ii) completed a private placement of newly created shares of Series C-2 Preferred for $1,075,000 in cash proceeds; and (iii) settled and extinguished certain amounts of the Company’s outstanding other debt and liabilities which included the issuance of shares of a newly created Series D-2 Preferred.

The unaudited pro forma combined balance sheets reflect the effects of applying certain preliminary accounting adjustments to the historical consolidated results. The unaudited pro forma combined income statements do not include non-recurring items such as transaction costs related to the acquisition. The final purchase price allocation is subject to the final determination of the fair values of acquired assets and assumed liabilities and, therefore, that allocation and the resulting effect on income from operations may differ from the unaudited pro forma amounts included herein.

Assumptions underlying the pro forma adjustments necessary to reasonably present this unaudited pro forma information should be read in conjunction with this unaudited pro forma combined financial information. The pro forma adjustments have been made based on available information and in the opinion of management, are reasonable. The unaudited pro forma combined financial information should not be considered indicative of actual results that would have been achieved had the acquisition occurred on the date indicated and do not purport to indicate results of operations for any future period.

Note 2: Recapitalization of OncBioMune Pharmaceuticals, Inc. with Avant Diagnostics, Inc

In 2014, Oreon Rental Corporation, a Nevada Corporation incorporated on October 16, 2008 completed a reverse recapitalization with Avant Diagnostics, Inc., a Nevada Corporation (“Avant”) established in 2009. Avant provides personalized medical data through its Theralink® assays, initially for breast cancer, to assist treating physicians in a data-driven process for the treatment decision support and to help enable predictive biomarker-based patient therapy selection. Avant is the leading developer of phosphoproteomic technologies for measuring the activation state of therapeutic targets and signaling pathways, a key metric for biopharmas, with applications across multiple cancer types, including breast, non-small cell lung, colorectal, gynecologic and pancreatic, among others.

On June 5, 2020, OncBioMune Pharmaceuticals, Inc. closed the Asset Sale Transaction. As consideration for the Asset Sale Transaction, the Company issued Avant 1,000 shares of a newly created Series D-1 Preferred and assumed an existing Avant warrant. The Series D-1 Preferred stock holds approximately 54.55% of all voting rights on an as-converted basis with the common stock. Avant possessed the majority voting control of the Company immediately following the Asset Sale Transaction and controlled the Company’s Board of Directors after the termination of the ten-day waiting period required by Rule 14f-1 under the Exchange Act. Upon closing of the Asset Sale Transaction, Avant obtained 54.55% majority voting control of the Company. Accordingly, the Asset Sale Transaction was accounted for, in substance, as an asset acquisition of the Company’s net assets by Avant as the Company does not meet the definition of a business under accounting rules. Avant is considered the historical registrant and the historical operations presented will be those of Avant (see Note 1).

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ONCBIOMUNE PHARMACEUTICALS, INC. AND SUBSIDIARIES

NOTES TO THE UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION

March 31, 2020

(Unaudited)

The cost of the Asset Sale Transaction was determined in accordance with ASC 805-50-30-1 through 30-2 Business Combinations, which states in part that assets are recognized based on their cost to the acquiring entity, which generally includes the transaction costs of the asset acquisition, and no gain or loss is recognized unless the fair value of noncash assets given as consideration differs from the assets’ carrying amounts on the acquiring entity’s books. If the consideration given is not in the form of cash (that is, in the form of noncash assets, liabilities incurred, or equity interests issued), measurement is based on either the cost which shall be measured based on the fair value of the consideration given or the fair value of the assets (or net assets) acquired, whichever is more clearly evident and, thus, more reliably measurable.

In accordance with ASC 805-50-30-1, the fair value of the 1,000 shares of Series D-1 Convertible Preferred stock, issued as consideration, was determined to be $246,656 which was the fair value of the Company’s net assets assumed by Avant as of the closing date of the transaction. The cost of the Asset Sale Transaction was allocated on a preliminary basis to the acquired assets and assumed liabilities based on their estimated fair values.

The acquired assets and assumed liabilities of the Company have been measured on a preliminary basis using assumptions that Avant management believes are reasonable based on information currently available. A full and detailed valuation of the acquired assets and assumed liabilities of the Company is being completed and certain information and analysis remains pending at this time. Therefore, it is possible that the fair values of acquired assets and assumed liabilities could materially differ from those presented herein upon additional analysis.

Exchange Agreements with Holders of Senior Convertible Notes and Warrants

Immediately prior to the closing of the Asset Purchase Agreement, the Company entered into Securities Exchange Agreements (the “Exchange Agreements”) with the holders of our outstanding senior convertible notes (the “Senior Convertible Notes”) and warrants. The holders of the Senior Convertible Notes and Warrants issued prior to November 1, 2019 were issued, in exchange for their Senior Convertible Notes, related accrued interest and Warrants, a total of 2,966.2212 shares of our newly designated Series C-1 Preferred stock. The holders of the Senior Convertible Notes and related Warrants issued after November 1, 2019 were issued, in exchange for their Senior Convertible Notes, related accrued interest and related Warrants, a total of 1,393.1117 shares of our newly designated Series C-2 Preferred stock. The Company’s new Series C-1 Preferred stock are convertible to common stock at a ratio of 150,124 shares of common stock for each share of preferred stock held and the Company’s new Series C-2 Preferred stock are convertible to common stock at a ratio of 149,189 shares of common stock for each share of preferred stock held. The convertibility of shares of Series C-1 and C-2 Preferred stock is limited such that a holder of Series C-1 and C-2 Preferred stock may not convert Series C-1 and C-2 Preferred stock to the Company’s common stock to the extent that the number of shares of common stock to be issued pursuant to such conversion, when aggregated with all other shares of common stock owned by the holder at such time, would result in the holder beneficially owning (as determined in accordance with Section 13(d) of the Securities Exchange Act of 1934) more than 4.99% of all of the Company’s common stock outstanding. Series C-1 and C-2 Preferred stock do not have an automatic conversion feature. In total, the Series C-1 and C-2 Preferred stock issued under the Exchange Agreements will constitute approximately 7.7% of the issued and outstanding share capital of the Company on a fully diluted basis on the closing date.

Exchange Agreement with Dr. Jonathan Head

Immediately prior to the closing of the Asset Purchase Agreement, Dr. Jonathan Head, a director, exchanged his shares of Series A Preferred Stock and Series B Preferred Stock for 100 shares of Series D-2 Preferred stock. Upon the effectiveness of the amendment to the Company’s Articles of Incorporation to increase the Company’s authorized common stock, par value $0.0001 per share, from 6,666,667 shares to 12,000,000,000 shares, each share of Series D-2 Preferred stock shall automatically convert into 10,000 shares of common stock. The Series D-2 Preferred stock vote on an as-converted basis with the Company’s shares of common stock prior to their conversion.

Securities Purchase Agreement for Series C-2 Convertible Preferred Stock and New Warrants to Cavalry Fund I LP and Lincoln Park Capital Fund, LLC

In connection with the closing of the Asset Purchase Agreement, the Company entered into a Securities Purchase Agreement (the “SPA”) with Cavalry Fund I LP (“Cavalry”) and Lincoln Park Capital Fund, LLC (“Lincoln Park”) to purchase an aggregate amount of 3,523.7533 shares of Series C-2 Preferred Stock and accompanying warrants (the “Warrants”) for an aggregate investment amount of $1,075,000. The C-2 preferred stock issued under the SPA will constitute approximately 6.0% of our issued and outstanding share capital on a fully diluted basis on the closing date.

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ONCBIOMUNE PHARMACEUTICALS, INC. AND SUBSIDIARIES

NOTES TO THE UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION

March 31, 2020

(Unaudited)

Cavalry and Lincoln Park were issued Warrants to purchase an aggregate of 200,000,000 shares of common stock at an exercise price of $0.0025 per share (subject to adjustment as provided therein) which are valid until September 5, 2025. The Warrants are not exercisable until sixty (60) days after the Company effectuates a reverse stock split and the Company achieves and maintains a market capitalization of $50,000,000 for thirty consecutive days, at which point they will be exercisable for cash. If on or after February 15, 2021, there is no effective registration statement registering the resale of the shares of common stock underlying the Warrants, then the warrants will be exercisable on a cashless basis. The Warrants will constitute approximately 2.4% of our issued and outstanding share capital on a fully diluted basis on the closing date.

Exchange Agreements with other Unsecured Creditors

Immediately prior to the closing of the Asset Purchase Agreement, we entered into Settlement Agreements (“Settlement Agreements”) with our unsecured creditors pursuant to which we paid them cash, issued them shares of Series D-2 Convertible Preferred stock, or a combination of the two. In total we issued 2,915.5 shares of Series D-2 Convertible Preferred stock to our unsecured creditors for settlement of our debts with them.

Note 3: Description of Pro Forma Adjustments

Adjustments to the unaudited pro forma combined balance sheet:

A.	The adjustment reflects the issuance of 1,000 shares of Series D-1 issued as consideration pursuant to the Asset Sale Transaction, valued at $246,656 which was the fair value of the Company’s net assets assumed by Avant (see Note 2).

B.	Adjustment for the settlement of all outstanding convertible debt along with the accompanying warrants issued with the convertible notes and accrued interest for 2,966 newly issued shares of Series C-1 Preferred stock and 1,393 newly issued shares of Series C-2 Preferred stock (see Note 2 -‘Exchange Agreements with Holders of Senior Convertible Notes and Warrants’). Adjustment for reclassification of the derivative liability related to the convertible debt and accompanying warrants to equity upon settlement of the same.

C.	Adjustment for the exchange of 667 shares of the Company’s Series A Preferred stock and 3,856 shares of the Company’s Series B Preferred stock, held by Dr. Jonathan Head, for 100 newly issued shares of Series D-2 Preferred stock pursuant the Dr. Head’s ‘Exchange Agreement (see Note 2 - ‘Exchange Agreement with Dr. Jonathan Head’).

D.	Adjustment for total cash received of $1,075,000 from private placement of 3,523 newly issued shares of Series C-2 Preferred stock to two investors (see Note 2 - ’Securities Purchase Agreement for Series C-2 Convertible Preferred Stock and New Warrants to Cavalry Fund I LP and Lincoln Park Capital Fund, LLC’).

E.	Adjustment for settlements with unsecured creditors (see Note 2 – ’Exchange Agreements with Unsecured Creditors’) with cash and 2,915.5 of newly issued shares of Series D-2 Preferred stock. The settled amounts include all outstanding note payable and accrued interest, certain outstanding accounts payables, related parties’ advances to the Company and certain accrued salary payable to officers. Certain accounts payable in excess of the settlement amounts were written off to equity.

F.	Recapitalization adjustment resulting from the Asset Sale Transaction

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